EXHIBIT 10.28
AGREEMENT FOR RESTRICTED STOCK AWARD
FOR NON-EMPLOYEE DIRECTORS
This Agreement for Restricted Stock Award (the “Agreement”) is between FIRST FINANCIAL BANCORP., an Ohio Corporation (the “Corporation”), and who, as of April 25, 2006, which is the date of this Agreement, is a non-employee director of First Financial Bancorp. (the “Director”):
WHEREAS, the Corporation established the Amended and Restated 1999 Non-Employee Director Stock Plan (the “Plan”) and a Committee of the Board of Directors of the Corporation designated in the Plan (the “Committee”) approved the execution of this Agreement containing the Restricted Stock Award herein set forth to the Director upon the terms and conditions hereinafter set forth:
NOW THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed:
1.	Award of Restricted Stock. The Corporation hereby awards to Director as of the date of this Agreement shares of restricted Common Stock of the Corporation (“Common Stock”), without par value, in consideration of services to be rendered (the “Award”).

2.	Restrictions on Transfer. The shares of restricted Common Stock so received by the Director and any additional shares attributable thereto received by the Director as a result of any stock dividend, recapitalization, merger, reorganization or similar event are subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period, except as permitted hereby.

3.	Restriction Period. The Restriction Period begins as of the date of this Agreement and, except as otherwise provided in this Agreement or the Plan, all restrictions on restricted Common Stock granted pursuant to the Award shall end (and the restricted Common Stock shall thereupon become vested) on the applicable anniversary date(s) of the date of this Agreement (the “Anniversary Dates”) as set forth below:

Anniversary Date	First Eligible to Vest on
of this Agreement	Indicated Anniversary Date
1st anniversary date	33.33%
2nd anniversary date	33.33%
3rd anniversary date	33.33%
Notwithstanding the foregoing, if there has been a Change in Control (as such term is defined in the Plan), the Restriction Period ends with respect to such shares of restricted Common Stock in accordance with the Plan.
4.	Terms and Conditions. Awards are subject to the Plan, including, but not limited to, “Section 7.2 Terms and Condition.”

5.	Stock Certificates.
(a)	Upon award of the restricted Common Stock to the Director, one or more stock certificates which evidence such shares of restricted Common Stock will be issued by the Corporation for the benefit of the Director. Each such stock certificate will be deposited with and held by the Corporation or its agent. Any such certificate for restricted Common Stock of the Corporation resulting from any stock dividend, recapitalization, merger, reorganization or similar event will also be deposited with and held by the

Corporation or its agent. All such stock certificates and Common Stock evidenced thereby will be subject to the forfeiture provisions, limitations on transferability and all other restrictions herein contained. The Director hereby agrees to deposit with the Corporation stock powers endorsed by the Director in blank and in such number as requested by the Corporation.

(b)	All stock certificates for shares of restricted Common Stock issued during the Restriction Period will bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. Amended and Restated 1999 Non-Employee Director Stock Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp., Hamilton, Ohio.”

(c)	With regard to any shares of restricted Common Stock which cease to be subject to restrictions pursuant to Section 3, the Corporation will, within sixty (60) days of the date such shares cease to be subject to restrictions, transfer Common Stock for such shares free of all restrictions set forth in the Plan and this Agreement to the Director or the Director’s designee, or in the event of such Director’s death subsequent to expiration of the Restriction Period, to the Director’s legal representative, heir or legatee.
6.	Shareholder’s Rights. Subject to the terms of this Agreement, during the Restriction Period:
(a)	The Director will have, with respect to the restricted Common Stock, the right to vote all shares of the restricted Common Stock received under or as a result of this Agreement, including shares which are subject to the restrictions on transfer in Section 2 and to the forfeiture provisions in Section 4 of this Agreement.

(b)	Cash dividends paid with respect to restricted Common Stock during the Restriction Period will be paid in cash to the Director.

(c)	Dividends payable in Common Stock with respect to the restricted Common Stock during the Restriction Period will be held subject to the vesting of the underlying restricted Common Stock and then automatically paid in the form of Common Stock to the Director.
7.	Regulatory Compliance. The issue of shares of restricted Common Stock and Common Stock will be subject to full compliance with all then-applicable requirements of law and the requirements of the exchange upon which Common Stock may be traded, as set forth in the Plan.

8.	Withholding Tax. The Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover the amount of any federal income tax required to be withheld with respect to such Common Stock being issued or vested, remitting any balance to the Director; provided, however, that the Director shall have the right to provide the Corporation with the funds to enable it to pay such tax.

9.	Investment Representation. The Director represents and agrees that if he or she is awarded and receives the restricted Common Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement pertaining to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(A)(3) of said Act, (i) he or she will accept and receive such shares for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such award and receipt, he or she will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) prior to selling or offering for sale any such shares, he or she will furnish the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that such sale may lawfully be made and will furnish the Corporation with such certificates as to factual matters as the Corporation may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

10.	Federal Income Tax Election. The Director hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.

11.	Adjustments. If, after the date of this Agreement, the Common Stock of the Corporation is, as a result of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, then:
(a)	there automatically will be substituted for each share of restricted Common Stock for which the Restriction Period has not ended granted under the Agreement the number and kind of shares of stock or other securities into which each outstanding share is changed or for which each such share is exchanged; and

(b)	the Corporation will make such other adjustments to the securities subject to provisions of the Plan and this Agreement as may be appropriate and equitable; provided, however, that the number of shares of restricted Common Stock will always be a whole number.
12.	Notices. Each notice relating to this Agreement must be in writing and delivered in person or by registered mail to the Corporation at its office, 300 High Street, Hamilton, Ohio 45011, attention of the Secretary, or at such other place as the Corporation has designated by notice. All notices to the Director or other person or persons succeeding to his or her interest will be delivered to the Director or such other person or persons at the Director’s address below specified or such other address as specified in a notice filed with the Corporation.

13.	Determinations of the Corporation Final. Any dispute or disagreement which arises under, as a result of, or in any way relates to the interpretation or construction of this Agreement will be determined by the Board of Directors of the Corporation or by a committee appointed by the Board of Directors of the Corporation (or any successor corporation). The Director hereby agrees to accept any such determination as final, binding and conclusive for all purposes.

14.	Successors. All rights under this Agreement are personal to the Director and are not transferable except that in the event of the Director’s death, such rights are transferable to the Director’s legal representatives, heirs or legatees. This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

15.	Obligations of the Corporation. The liability of the Corporation under the Plan and this Agreement is limited to the obligations set forth therein. No term or provision of the Plan or this Agreement will be construed to impose any liability on the Corporation in favor of the Director with respect to any loss, cost or expense which the Director may incur in connection with or arising out of any transaction in connection therewith.

16.	Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

17.	Plan. The First Financial Bancorp. Amended and Restated 1999 Non-Employee Director Stock Plan (the “Plan”) will control if there is any conflict between the Plan and this Agreement and on any matters that are not contained in this Agreement. A copy of the Plan has been provided to the Director and is incorporated by reference and made a part of this Agreement. Capitalized terms used but not specifically defined in this Agreement will have the definitions given to them in the Plan.

18.	Entire Agreement. This Agreement and the Plan supersede any other agreement, whether written or oral, that may have been made or entered into by the Corporation and/or any of its subsidiaries and the Director relating to the shares of restricted Common Stock that are granted under this Agreement. This Agreement and the Plan constitute the entire agreement by the parties with respect to such matters, and there are no agreements or commitments except as set forth herein and in the Plan.

19.	Captions; Counterparts. The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which will constitute one and the same instrument.
IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the                      day of                     , 2006.

FIRST FINANCIAL BANCORP.

By:

Title: President & CEO

Signature of Director

I hereby direct that all cash dividends to which I am entitled on my shares of restricted Common Stock under the foregoing Agreement as well as all notices and other written communications in connection with such shares be mailed to me at the following address:

Name of Director

Street Address

City, State, and Zip Code

Social Security Number

Signature of Director

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